SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 18, 2010

BLACKSANDS PETROLEUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

25025 I-45 N., Ste. 410
The Woodlands, TX 77380
_____________________________________________
(Address of principal executive offices) (Zip Code)

(713) 554-4491
__________________
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2010, Blacksands Petroleum, Inc.  (“Company”, “we”, “our” or “us”) entered into a bridge loan agreement (the “Bridge Loan Agreement”) with Talras Overseas S.A. as investor (“Talras”). On such date, Talras made a bridge loan to us in the amount of $1,000,000 (the “Bridge Loan”).  Under the Bridge Loan Agreement, the principal face amount of $1,000,000 is required in the first tranche and subsequent tranches of $500,000 or more are permitted up to $2,500,000 in the aggregate to be funded by June 30, 2010.  The Bridge Loan is unsecured.

The Bridge Loan bears interest at a rate of 6.0% per annum which amount shall, at the option of the Company, be payable either (i) in cash or (ii) by adding such interest to the accreted principal amount which is the outstanding principal amount including all PIK amounts (the “Accreted Principal Amount”).

The Company must pay the Accreted Principal Amount together with all interest accrued and unpaid at the earliest of (i) June 30, 2011 or (ii) the closing date of an investment or series of related investments in equity securities of the Company in an aggregate amount of at least $10 million including the Accreted Principal Amount and interest outstanding under the Bridge Loan Agreement and any other bridge loan agreements.

The proceeds of the Bridge Loan will be used to fund acquisitions and working capital.

On June 18, 2010, Blacksands Petroleum Texas, LLC (“Blacksands Texas”) a wholly owned subsidiary of Blacksands acquired a 50% undivided leasehold working interest (with a contributing 40% net revenue interest) in and to approximately 147,262 acres of land, located in the Pedregosa Basin (SW New Mexico) from Dan A. Hughes Company (“DAH”) for an initial acquisition cost of 1.5M (the “Exploration Agreement”).  Blacksands Texas and DAH will immediately develop a plan to explore for potential commercially viable conventional and unconventional oil and gas hydrocarbon reservoirs in sandstones, carbonates and the Percha Shale.  The Percha Shale can be identified at depths from 900 feet below the surface to 13,000’ below the surface and ranges from 300-400 feet in thickness throughout the acreage block.  Blacksands Texas and DAH anticipate conducting geophysical operations in the near future in order to provide better control for the initial drilling exploration program to commence by years end. Blacksands Texas will operate the geophysical operations and co-operate the drilling with DAH.

The description of the Bridge Loan Agreement and the Exploration Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Bridge Loan Agreement and Exploration Agreement which are filed hereto as Exhibits 10.1 and 10.2 respectively and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1	Bridge Loan Agreement dated as of June 18, 2010 among Blacksands Petroleum, Inc. and Talras Overseas S.A.
10.2	Exploration Agreement dated as of June 18, 2010 among Blacksands Petroleum Texas, LLC and Dan A. Hughes Company, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: June 21, 2010	By:	/s/ Mark Holcombe
	Name:	Mark Holcombe
	Title:	Acting Chief Financial Officer